Exhibit 99.1

FOR IMMEDIATE RELEASE

SpartanNash Announces Third Quarter Fiscal 2024 Results

Updates Fiscal 2024 Guidance and Provides Preview of Fiscal 2025

Retail Segment Sales Increased 1.9% Supported by Inorganic Growth

GRAND RAPIDS, Mich. – Nov. 7, 2024 – Food solutions company SpartanNash (the "Company") (Nasdaq: SPTN) today reported financial results for its 12-week third quarter ended October 5, 2024.

"Our team made significant progress on our strategic plans this past quarter, while sustaining profitability in a complex environment," said SpartanNash President and CEO Tony Sarsam. "We continue to invest in our business to expand margin, capture additional cost savings, collaborate with our suppliers, and deliver value-add products and outstanding service to our Wholesale customers and Retail shoppers. All of these elements have established a solid foundation to drive organic and inorganic growth, including the upcoming acquisitions of Fresh Encounter and Markham."

Third Quarter Fiscal 2024 Highlights(1)

•
Net sales decreased 0.6% to $2.25 billion, driven by lower volume in the Wholesale segment, partially offset by an increase in volume in the Retail segment.
o
Wholesale segment net sales decreased 1.6% to $1.58 billion primarily due to reduced case volumes in both the independent retailers and national accounts customer channels.
o
Retail segment net sales increased 1.9% to $674.6 million, while comparable store sales were down 0.7%. Incremental sales from the recently acquired Metcalfe’s Market stores more than offset lower consumer demand trends.
•
Net earnings were $0.32 per diluted share in both the current and prior year quarters.
o
Increased Wholesale segment gross margin rates, including benefits from the merchandising transformation, and lower corporate administrative costs, as well as reduced LIFO expense were offset by lower case volumes, higher restructuring charges, increased healthcare costs, and increased Retail segment store labor.
•
Adjusted EPS(2) of $0.48, compared to $0.54. Adjusted EBITDA(3) of $60.5 million, compared to $60.9 million. These measures exclude, among other items, restructuring charges and the impact of the LIFO provision.

Other Fiscal 2024 Highlights(4)

•
Cash generated from operating activities of $123.3 million compared to $95.7 million. The 28.8% increase in cash from operating activities is due primarily to ongoing working capital management initiatives.
•
Net long-term debt(5) to adjusted EBITDA(5) ratio of 2.4x compared to 2.2x at the end of the second quarter.
•
Capital expenditures and IT capital(6) of $106.3 million compared to $90.3 million.
•
Returned $37.7 million to shareholders through $15.1 million in share repurchases and $22.6 million in dividends.
(1)
All comparisons are for the third quarter of 2024 compared with the third quarter of 2023, unless otherwise noted.
(2)
A reconciliation of net earnings to adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), a non-GAAP financial measure, is provided in Table 3.
(3)
A reconciliation of net earnings to adjusted EBITDA, a non-GAAP financial measure, is provided in Table 2.
(4)
All comparisons are for the fiscal year-to-date 2024 compared with the fiscal year-to-date 2023, unless otherwise noted.
(5)
A reconciliation of long-term debt and finance lease obligations to net long-term debt and Net Earnings to Adjusted EBITDA, non-GAAP financial measures, are provided in Table 4.
(6)
A reconciliation of purchases of property and equipment to capital expenditures and IT capital, a non-GAAP financial measure, is provided in Table 5.

Fiscal 2024 Outlook

Based on the Company’s performance to date and the current outlook for the remainder of fiscal 2024, the Company is updating its guidance to reflect current trends and market conditions. The following table provides the Company’s updated guidance for fiscal 2024:

	Fiscal 2023	Previous Fiscal 2024 Outlook		Updated Fiscal 2024 Outlook
(In millions, except adjusted EPS(2))	Actual	Low	High	Low	High
Total net sales	$9,729	$9,500	$9,700	$9,500	$9,700
Adjusted EBITDA(3)	$257	$255	$270	$252	$257
Adjusted EPS(2)	$2.18	$1.85	$2.10	$1.85	$1.95
Capital expenditures and IT capital(6)	$127	$135	$145	$135	$140

Guidance incorporates the Company’s long-term strategic initiatives, including all transformational programs and tuck-in acquisitions.

Considering the impact of current market conditions tempered by ongoing investments in growth, in fiscal 2025 the Company expects low-single-digit topline growth and mid-single-digit adjusted EBITDA growth compared to fiscal 2024. The Company plans to provide its full fiscal 2025 outlook when it announces its fourth quarter and fiscal 2024 results in February 2025.

Conference Call & Supplemental Earnings Presentation

The Company will host a conference call to discuss its quarterly results with additional comments and details on Thursday, Nov. 7, 2024, at 8:30 a.m. ET. There will also be a simultaneous, live webcast made available at SpartanNash's website at spartannash.com/webcasts under the "Investor Relations" section and will remain archived on the Company's website through Thursday, Nov. 21, 2024.

A supplemental quarterly earnings presentation will also be available on the Company’s website at spartannash.com/investor-presentations.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life. Committed to fostering a People First culture, the SpartanNash family of Associates is 17,000 strong. SpartanNash operates two complementary business segments – food wholesale and grocery retail. Its global supply chain network serves wholesale customers that include independent and chain grocers, national retail brands, e-commerce platforms, and U.S. military commissaries and exchanges. The Company distributes products for every aisle in the grocery store, from fresh produce to household goods to its OwnBrands, which include the Our Family® portfolio of products. On the retail side, SpartanNash operates 147 brick-and-mortar grocery stores, primarily under the banners of Family Fare, Martin’s Super Markets and D&W Fresh Market, in addition to dozens of pharmacies and fuel centers. Leveraging insights and solutions across its segments, SpartanNash offers a full suite of support services for independent grocers. For more information, visit spartannash.com.

Forward-Looking Statements

The matters discussed in this press release and in the Company's website-accessible conference calls with analysts and investor presentations include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements may be identifiable by words or phrases indicating that the Company or management "expects," "projects," "anticipates," "plans," "believes," "intends," or "estimates," or that a particular occurrence or event "may," "could," "should," "will" or "will likely" result, occur or be pursued or "continue" in the future, that the "outlook," "trend," "guidance" or "target" is toward a particular result or occurrence, that a development is an "opportunity," "priority," "strategy," "focus," that the Company is "positioned" for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies may affect actual results and could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in an extremely competitive industry; the Company's dependence on certain major customers; the Company's ability to implement its growth strategy and transformation initiatives; the Company's ability to implement its growth strategy through acquisitions and successfully integrate acquired businesses; disruptions to the Company's information security network, including security breaches and cyber-attacks; impacts to the availability and performance of the Company's information technology systems; changes in relationships with the Company's vendor base; changes in product availability and product pricing from vendors; macroeconomic uncertainty, including rising inflation, potential economic recession, and increasing interest rates; difficulty attracting and retaining well-qualified Associates and effectively managing increased labor costs; failure to successfully retain or manage transitions with executive leaders and other key personnel; impacts to the Company's business and reputation due to an increasing focus on environmental, social and governance matters; customers to whom the Company extends credit or for whom the Company guarantees loans may fail to repay the Company; changes in the geopolitical conditions; disruptions associated with severe weather conditions and natural disasters, including effects from climate change; disruptions associated with disease outbreaks; the Company's ability to manage its private brand program for U.S. military commissaries, including the termination of the program or not achieving the desired results; impairment charges for goodwill or other long-lived assets; the Company's level of indebtedness; interest rate fluctuations; the Company's ability to service its debt and to comply with debt covenants; changes in government regulations; labor relations issues; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; cost increases related to multi-employer pension plans; and other risks and uncertainties listed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this press release.

# # #

INVESTOR CONTACT:

Kayleigh Campbell

Head of Investor Relations

kayleigh.campbell@spartannash.com

MEDIA CONTACT:

Adrienne Chance

SVP and Chief Communications Officer

press@spartannash.com

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	October 5,	October 7,	October 5,	October 7,
(In thousands, except per share amounts)	2024	2023	2024	2023
Net sales	$2,250,681	$2,264,248	$7,287,700	$7,484,036
Cost of sales	1,896,032	1,916,709	6,139,704	6,337,449
Gross profit	354,649	347,539	1,147,996	1,146,587

Operating expenses
Selling, general and administrative	324,061	322,796	1,045,851	1,059,787
Acquisition and integration, net	272	2,130	3,212	2,259
Restructuring and asset impairment, net	5,397	(458)	17,272	1,371
Total operating expenses	329,730	324,468	1,066,335	1,063,417

Operating earnings	24,919	23,071	81,661	83,170

Other expenses and (income)
Interest expense, net	9,915	9,280	33,943	30,218
Other, net	(216)	(786)	(1,814)	(2,510)
Total other expenses, net	9,699	8,494	32,129	27,708

Earnings before income taxes	15,220	14,577	49,532	55,462
Income tax expense	4,300	3,450	14,152	13,530
Net earnings	$10,920	$11,127	$35,380	$41,932

Net earnings per basic common share	$0.33	$0.33	$1.05	$1.22

Net earnings per diluted common share	$0.32	$0.32	$1.03	$1.20

Weighted average shares outstanding:
Basic	33,580	34,020	33,847	34,262
Diluted	34,102	34,523	34,266	34,967

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	October 5,	December 30,
(In thousands)	2024	2023
Assets
Current assets
Cash and cash equivalents	$17,510	$17,964
Accounts and notes receivable, net	490,131	421,859
Inventories, net	557,955	575,226
Prepaid expenses and other current assets	74,167	62,440
Total current assets	1,139,763	1,077,489

Property and equipment, net	668,927	649,071
Goodwill	190,023	182,160
Intangible assets, net	101,817	101,535
Operating lease assets	259,890	242,146
Other assets, net	107,013	103,174

Total assets	$2,467,433	$2,355,575

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$513,577	$473,419
Accrued payroll and benefits	70,516	78,076
Other accrued expenses	65,432	57,609
Current portion of operating lease liabilities	42,355	41,979
Current portion of long-term debt and finance lease liabilities	9,747	8,813
Total current liabilities	701,627	659,896

Long-term liabilities
Deferred income taxes	85,660	73,904
Operating lease liabilities	245,270	226,118
Other long-term liabilities	26,611	28,808
Long-term debt and finance lease liabilities	626,957	588,667
Total long-term liabilities	984,498	917,497

Commitments and contingencies

Shareholders’ equity
Common stock, voting, no par value; 100,000 shares authorized; 33,755 and 34,610 shares outstanding	452,024	460,299
Preferred stock, no par value, 10,000 shares authorized; no shares outstanding	—	—
Accumulated other comprehensive (loss) income	(325)	796
Retained earnings	329,609	317,087
Total shareholders’ equity	781,308	778,182

Total liabilities and shareholders’ equity	$2,467,433	$2,355,575

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	40 Weeks Ended
(In thousands)	October 5, 2024	October 7, 2023
Cash flow activities
Net cash provided by operating activities	$123,255	$95,680
Net cash used in investing activities	(110,652)	(82,003)
Net cash used in financing activities	(13,057)	(25,209)
Net decrease in cash and cash equivalents	(454)	(11,532)
Cash and cash equivalents at beginning of the period	17,964	29,086
Cash and cash equivalents at end of the period	$17,510	$17,554

SPARTANNASH COMPANY AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

Table 1: Sales and Operating Earnings by Segment

(Unaudited)

12 Weeks Ended					40 Weeks Ended
(In thousands)	October 5, 2024		October 7, 2023		October 5, 2024		October 7, 2023
Wholesale Segment:
Net sales	$1,576,082	70.0%	$1,602,000	70.8%	$5,144,731	70.6%	$5,321,048	71.1%
Operating earnings	21,054		18,153		79,123		66,020
Retail Segment:
Net sales	674,599	30.0%	662,248	29.2%	2,142,969	29.4%	2,162,988	28.9%
Operating earnings	3,865		4,918		2,538		17,150
Total:
Net sales	$2,250,681	100.0%	$2,264,248	100.0%	$7,287,700	100.0%	$7,484,036	100.0%
Operating earnings	24,919		23,071		81,661		83,170

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company also provides information regarding adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), net long-term debt, capital expenditures and IT capital, and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”). These are non-GAAP financial measures, as defined below, and are used by management to allocate resources, assess performance against its peers and evaluate overall performance. The Company believes these measures provide useful information for both management and its investors. The Company believes these non-GAAP measures are useful to investors because they provide additional understanding of the trends and special circumstances that affect its business. These measures provide useful supplemental information that helps investors to establish a basis for expected performance and the ability to evaluate actual results against that expectation. The measures, when considered in connection with GAAP results, can be used to assess the overall performance of the Company as well as assess the Company’s performance against its peers. These measures are also used as a basis for certain compensation programs sponsored by the Company. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its financial results in these adjusted formats.

Current year adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other items, LIFO expense, organizational realignment, severance associated with cost reduction initiatives, operating and non-operating costs associated with the postretirement plan amendment and settlement and a non-operating benefit associated with a pension refund from an annuity provider. Current year organizational realignment includes consulting and severance costs associated with the Company’s change in its go-to-market strategy as part of its long-term plan, which relates to the reorganization of certain functions. Costs related to the postretirement plan amendment and settlement include operating and non-operating expenses associated with amortization of the prior service credit related to the amendment of the retiree medical plan, which are adjusted out of adjusted earnings from continuing operations. Postretirement plan amendment and settlement costs also include operating expenses related to payroll taxes which are adjusted out of all non-GAAP financial measures. The pension refund from an annuity provider is related to a terminated pension plan and is a non-operating benefit which is adjusted out of adjusted earnings from continuing operations. Prior year adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other items, LIFO expense, organizational realignment, severance associated with cost reduction initiatives and a non-routine settlement related to a legal matter resulting from a previously closed operation that was resolved during the prior year and operating and non-operating costs associated with the postretirement plan amendment and settlement.

Each of these items are considered “non-operational” or “non-core” in nature.

The Company is unable to provide a full reconciliation of the GAAP to non-GAAP measures used in the Fiscal 2024 Outlook section of this press release without unreasonable effort because it is not possible to predict certain adjustment items with a reasonable degree of certainty since they are not yet known or quantifiable, and do not relate to the Company's normal operating activities. These adjustments may include, among other items, restructuring and asset impairment activity, acquisition and integration costs, severance, costs related to the postretirement plan amendment and settlement, and organizational realignment costs, and the impact of adjustments to the LIFO inventory reserve. This information is dependent upon future events, which may be outside of the Company's control and could have a significant impact on its GAAP financial results for fiscal 2024.

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

	12 Weeks Ended		40 Weeks Ended
(In thousands)	October 5, 2024	October 7, 2023	October 5, 2024	October 7, 2023
Net earnings	$10,920	$11,127	$35,380	$41,932
Income tax expense	4,300	3,450	14,152	13,530
Other expenses, net	9,699	8,494	32,129	27,708
Operating earnings	24,919	23,071	81,661	83,170
Adjustments:
LIFO expense	1,517	6,606	5,046	22,445
Depreciation and amortization	24,159	23,042	78,147	75,245
Acquisition and integration, net	272	2,130	3,212	2,259
Restructuring and asset impairment, net	5,397	(458)	17,272	1,371
Cloud computing amortization	1,748	1,259	5,606	3,685
Organizational realignment, net	240	2,681	1,915	4,710
Severance associated with cost reduction initiatives	279	39	420	311
Stock-based compensation	2,519	2,461	8,139	10,073
Stock warrant	184	319	700	1,279
Non-cash rent	(655)	(531)	(2,281)	(2,094)
(Gain) loss on disposal of assets	(92)	258	(48)	304
Legal settlement	—	—	—	900
Postretirement plan amendment and settlement	—	—	99	94
Adjusted EBITDA	$60,487	$60,877	$199,888	$203,752
Wholesale:
Operating earnings	$21,054	$18,153	$79,123	$66,020
Adjustments:
LIFO expense	1,153	4,411	3,861	16,734
Depreciation and amortization	12,747	12,151	41,126	39,165
Acquisition and integration, net	71	65	2,048	189
Restructuring and asset impairment, net	6,824	(293)	6,792	688
Cloud computing amortization	1,098	834	3,622	2,499
Organizational realignment, net	148	1,673	1,194	2,939
Severance associated with cost reduction initiatives	131	39	230	296
Stock-based compensation	1,711	1,621	5,572	6,615
Stock warrant	184	319	700	1,279
Non-cash rent	(246)	—	(789)	(138)
(Gain) loss on disposal of assets	(108)	24	(127)	(11)
Legal settlement	—	—	—	900
Postretirement plan amendment and settlement	—	—	62	59
Adjusted EBITDA	$44,767	$38,997	$143,414	$137,234
Retail:
Operating earnings	$3,865	$4,918	$2,538	$17,150
Adjustments:
LIFO expense	364	2,195	1,185	5,711
Depreciation and amortization	11,412	10,891	37,021	36,080
Acquisition and integration, net	201	2,065	1,164	2,070
Restructuring and asset impairment, net	(1,427)	(165)	10,480	683
Cloud computing amortization	650	425	1,984	1,186
Organizational realignment, net	92	1,008	721	1,771
Severance associated with cost reduction initiatives	148	—	190	15
Stock-based compensation	808	840	2,567	3,458
Non-cash rent	(409)	(531)	(1,492)	(1,956)
Loss on disposal of assets	16	234	79	315
Postretirement plan amendment and settlement	—	—	37	35
Adjusted EBITDA	$15,720	$21,880	$56,474	$66,518

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, continued

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

52 Weeks Ended
(In thousands)	2023
Net earnings	$52,237
Income tax expense	17,888
Other expenses, net	36,587
Operating earnings	106,712
Adjustments:
LIFO expense	16,104
Depreciation and amortization	98,639
Acquisition and integration, net	3,416
Restructuring and asset impairment, net	9,190
Cloud computing amortization	5,034
Organizational realignment, net	5,239
Severance associated with cost reduction initiatives	318
Stock-based compensation	12,536
Stock warrant	1,559
Non-cash rent	(2,599)
Loss on disposal of assets	259
Legal settlement	900
Postretirement plan amendment and settlement	94
Adjusted EBITDA	$257,401

Notes: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“adjusted EBITDA”) is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company.

Adjusted EBITDA and adjusted EBITDA by segment are not measures of performance under GAAP and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definitions of adjusted EBITDA and adjusted EBITDA by segment may not be identical to similarly titled measures reported by other companies.

Table 3: Reconciliation of Net Earnings to

Adjusted Earnings from Continuing Operations, as well as per diluted share (“adjusted EPS”)

(A Non-GAAP Financial Measure)

(Unaudited)

	12 Weeks Ended
	October 5, 2024		October 7, 2023
		per diluted		per diluted
(In thousands, except per share amounts)	Earnings	share	Earnings	share
Net earnings	$10,920	$0.32	$11,127	$0.32
Adjustments:
LIFO expense	1,517		6,606
Acquisition and integration, net	272		2,130
Restructuring and asset impairment, net	5,397		(458)
Organizational realignment, net	240		2,681
Severance associated with cost reduction initiatives	279		39
Postretirement plan amendment and settlement	—		(762)
Pension refund from annuity provider	(239)		—
Total adjustments	7,466		10,236
Income tax effect on adjustments (a)	(1,895)		(2,600)
Total adjustments, net of taxes	5,571	0.16	7,636	0.22
Adjusted earnings from continuing operations	$16,491	$0.48	$18,763	$0.54

	40 Weeks Ended
	October 5, 2024		October 7, 2023
		per diluted		per diluted
(In thousands, except per share amounts)	Earnings	share	Earnings	share
Net earnings	$35,380	$1.03	$41,932	$1.20
Adjustments:
LIFO expense	5,046		22,445
Acquisition and integration, net	3,212		2,259
Restructuring and asset impairment, net	17,272		1,371
Organizational realignment, net	1,915		4,710
Severance associated with cost reduction initiatives	420		311
Postretirement plan amendment and settlement	(1,458)		(2,411)
Pension refund from annuity provider	(239)		—
Legal settlement	—		900
Total adjustments	26,168		29,585
Income tax effect on adjustments (a)	(6,698)		(7,525)
Total adjustments, net of taxes	19,470	0.57	22,060	0.63
Adjusted earnings from continuing operations	$54,850	$1.60	$63,992	$1.83

(a)
The income tax effect on adjustments is computed by applying the effective tax rate, before discrete tax items, to the total adjustments for the period.

	52 Weeks Ended
	December 30, 2023
		per diluted
(In thousands, except per share data)	Earnings	share
Net earnings	$52,237	$1.50
Adjustments:
LIFO expense	16,104
Acquisition and integration, net	3,416
Restructuring and asset impairment, net	9,190
Organizational realignment, net	5,239
Severance associated with cost reduction initiatives	318
Legal settlement	900
Postretirement plan amendment and settlement	(3,174)
Total adjustments	31,993
Income tax effect on adjustments (a)	(8,218)
Total adjustments, net of taxes	23,775	0.68
Adjusted earnings from continuing operations	$76,012	$2.18

(a)
The income tax effect on adjustments is computed by applying the effective tax rate, before discrete tax items, to the total adjustments for the period.

Notes: Adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), is a non-GAAP operating financial measure that the Company defines as net earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Adjusted earnings from continuing operations is not a measure of performance under GAAP and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted earnings from continuing operations may not be identical to similarly titled measures reported by other companies.

Table 4: Reconciliation of Long-Term Debt and Finance Lease Obligations to Net Long-Term Debt and Net Earnings to Adjusted EBITDA

(A Non-GAAP Financial Measure)

(Unaudited)

(In thousands)	October 5, 2024	July 13, 2024
Current portion of long-term debt and finance lease liabilities	$9,747	$9,754
Long-term debt and finance lease liabilities	626,957	586,427
Total debt	636,704	596,181
Cash and cash equivalents	(17,510)	(25,242)
Net long-term debt	$619,194	$570,939

	Rolling 52- Weeks Ended
(In thousands, except for ratio)	October 5, 2024	July 13, 2024
Net earnings	$45,685	$45,892
Income tax expense	18,510	17,660
Other expenses, net	41,008	39,803
Operating earnings	105,203	103,355
Adjustments:
LIFO (benefit) expense	(1,295)	3,794
Depreciation and amortization	101,541	100,424
Acquisition and integration, net	4,369	6,227
Restructuring and asset impairment, net	25,091	19,236
Cloud computing amortization	6,955	6,466
Organizational realignment, net	2,444	4,885
Severance associated with cost reduction initiatives	427	187
Stock-based compensation	10,602	10,544
Stock warrant	980	1,115
Non-cash rent	(2,786)	(2,662)
(Gain) loss on disposal of assets	(93)	257
Postretirement plan amendment and settlement	99	99
Adjusted EBITDA	$253,537	$253,927

Net long-term debt to adjusted EBITDA ratio	2.4	2.2

Notes: Net long-term debt is a non-GAAP financial measure that is defined as long-term debt and finance lease obligations plus current maturities of long-term debt and finance lease obligations less cash and cash equivalents. The Company believes both management and its investors find the information useful because it reflects the amount of long-term debt obligations that are not covered by available cash and temporary investments. Net long-term debt is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 5: Reconciliation of Purchases of Property and Equipment to Capital Expenditures and IT Capital

(A Non-GAAP Financial Measure)

(Unaudited)

	40 Weeks Ended
(In thousands)	October 5, 2024	October 7, 2023
Purchases of property and equipment	$97,867	$86,212
Plus:
Cloud computing spend	8,401	4,065
Capital expenditures and IT capital	$106,268	$90,277

52 Weeks Ended
(In thousands)	December 30, 2023
Purchases of property and equipment	$120,330
Plus:
Cloud computing spend	7,040
Capital expenditures and IT capital	$127,370

Notes: Capital expenditures and IT capital is a non-GAAP financial measure calculated by adding spending related to the development of cloud computing applications to capital expenditures, the most directly comparable GAAP measure. Cloud computing spend only includes costs incurred during the application development phase and does not include ongoing costs of hosting or maintenance associated with these applications, which are expensed as incurred. The Company believes it is a useful indicator of the Company’s investment in its facilities and systems as it transitions to more cloud-based IT systems. Capital expenditures and IT capital is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.